Harbor Custom Development, Inc. Reports 2023 Second Quarter and Year to Date Financial Results

TACOMA, Wash., August 14, 2023, (GLOBENEWSWIRE) -- Harbor Custom Development, Inc. (Nasdaq: HCDI, HCDIP, HCDIW, HCDIZ) (“Harbor,” “Harbor Custom Homes®,” or the “Company”), a real estate company involved in all aspects of the land development cycle, today announced its financial results for the second quarter and six months ended June 30, 2023.

Second Quarter 2023 Financial Highlights Compared to Second Quarter 2022
•Sales of $19.8 million compared to $10.3 million
•Gross loss of $(2.9) million compared to $(1.9) million
•Gross margin loss of (14.7)% compared to (18.8)%
•Net loss of $(4.4) million compared to $(4.5) million
•Basic loss per share of $(3.79) compared to $(9.20)
•EBITDA loss of $(3.1) million compared to $(4.9) million
•Adjusted EBITDA loss of $(3.0) million compared to $(4.8) million

Six Months Ended June 30, 2023 Financial Highlights Compared to Six Months Ended June 30, 2022
•Sales of $29.0 million compared to $38.9 million
•Gross loss of $(5.0) million compared to gross profit of $4.1 million
•Gross margin loss of (17.1)% compared to gross margin 10.6%
•Net loss of $(9.2) million compared to $(2.9) million
•Basic loss per share of $(10.95) compared to $(10.01)
•EBITDA loss of $(7.7) million compared to $(1.4) million
•Adjusted EBITDA loss of $(7.4) million compared to $(0.9) million

“Despite a challenging real estate market, we achieved notable successes in the second quarter. Sales increased 93% compared to the previous year, primarily due to the closing of the first and smallest of our multifamily projects - Mills Crossing. Additionally, we secured $10 million in gross proceeds from our public offering with H.C. Wainwright & Co., and partnered with Sound Capital to refinance phase one of Belfair View. Our apartment communities are experiencing excellent lease-up velocity, with Pacific Ridge and Wyndstone expected to reach rental stabilization soon. Our luxury Texas homes have generated significant interest, and our California lots are seeing significant momentum,” said Jeff Habersetzer, Interim Chief Executive Officer for Harbor.

Mr. Habersetzer continued, “I remain confident in our progress toward achieving our objectives through our continuous efforts to maximize our portfolio, improve operational inefficiencies, and manage costs.”

Results for the Second Quarter 2023

Sales for the second quarter 2023 increased by 92.9% to $19.8 million, compared to sales of $10.3 million for the second quarter 2022. This increase was primarily due to the sale of the Mills Crossing townhomes in Bremerton, Washington for $14.3 million and $1.9 million of lot sales in California and Texas in the second quarter 2023, which were partially offset by decreases in home sales of $6.1 million and fee build revenue of $1.2 million. The decrease in home sales was due to three fewer homes sold in Texas in the second quarter of 2023 and sale of the last two remaining homes in Washington in the second quarter 2022. The fee build revenue continued to decrease as the fee build projects neared completion.

Gross loss for the second quarter 2023 increased to $(2.9) million compared to $(1.9) million for the second quarter 2022. Gross margin loss for the second quarter 2023 decreased to (14.7)% compared to (18.8)% for the second quarter 2022. The $(1.0) million increase in gross loss was primarily due to $4.7 million of additional impairment losses recorded on the Pacific Ridge and Darkhorse properties and decrease in home profit of $1.6 million or 14.4% gross margin decrease as compared to the second quarter 2022. These were partially offset by $1.5 million gross profit at 10.2% gross margin from the sale of Mills Crossing townhomes and non-recurrence of significant losses from Harbor’s legacy fee build projects in 2023. The gross margin improvement was due to the increase in sales and non-recurrence of fee build losses, partially offset by impairment charges.

Operating expenses for the second quarter 2023 were $2.4 million compared to $3.7 million for the second quarter 2022. The $(1.3) million decrease in operating expenses was primarily due to a reduction of general and administrative costs. The majority of the savings came from reductions of compensation costs, depreciation, insurance expense, right of use expense, and professional fees. Operating expenses as a percentage of sales for the second quarter 2023 were 12.0% compared to 35.5% for the second quarter 2022. The decrease in operating expenses as a percentage of sales was primarily due to higher sales in the second quarter 2023 as compared to the second quarter 2022 and decrease in operating expenses for the comparable periods.

For the second quarter 2023, net loss was $(4.4) million compared to $(4.5) million for the second quarter 2022. Net loss attributable to common stockholders for the second quarter 2023 was $(6.3) million or $(3.79) basic loss per share compared to net loss attributable to common stockholders of $(6.4) million or $(9.20) basic loss per share for the second quarter 2022.

EBITDA loss for the second quarter 2023 decreased from $(4.9) million in the second quarter 2022 to a loss of $(3.1) million for the second quarter 2023. Adjusted EBITDA, which excludes the impact of stock compensation and other non-recurring costs, for the second quarter 2023 decreased to a loss of $(3.0) million compared to $(4.8) million for the second quarter 2022. For the second quarter 2023, Adjusted EBITDA loss as a percentage of sales was (15.0)% compared to (46.5)% for the second quarter 2022.

Results for the Six Months Ended June 30, 2023

Sales for the first half of 2023 decreased by (25.3)% to $29.0 million, compared to sales of $38.9 million for the first half of 2022. This decrease was primarily due to decreases in sales of homes of $12.4 million, developed lots of $4.7 million, entitled land of $4.5 million, and fee build of $3.7 million, partially offset by an increase in multi-family revenue of $15.5 million. The decreases in sales of homes, developed lots, and entitled land were mainly due to large prior year sales in California and Washington that did not recur in the first half of 2023. The fee build revenue continued to decrease as the fee build projects are nearing completion. The increases in multi-family revenue were due to the sale of Mills Crossing townhomes for $14.3 million and $1.2 million of rental revenue from four multi-family properties.

Gross profit (loss) for the first half of 2023 decreased to $(5.0) million compared to $4.1 million for the first half of 2022. Gross margin (loss) for the first half of 2023 was (17.1)% compared to gross margin of 10.6% for the first half of 2022. The $(9.1) million decrease in gross profit was primarily due to decreases in entitled land gross profit of $(4.1) million, developed lots gross profit of $(3.9) million, home gross profit of $(3.2) million, and gross loss from multi-family of $(1.3) million, partially offset by a decrease in fee build gross loss of $2.6 million. The (27.7)% decrease in gross margin was primarily driven by non-recurrence of high margin land, developed lot, and home sales, including a $2.9 million impairment loss related to the Darkhorse property and a $3.2 million impairment loss incurred on the Pacific Ridge apartment project. These gross margin declines were partially offset by $(3.0) million gross loss due to cost overruns with fee build projects in 2022 that did not recur in 2023, and $1.5 million gross profit from the sale of Mills Crossing townhomes in the first half of 2023.

Operating expenses for the first half of 2023 were $5.3 million compared to $7.5 million for the first half of 2022. This $(2.2) million decrease in operating expenses is primarily attributable to Harbor’s focused reduction in general and administrative costs. Compensation costs, depreciation, insurance expense, and professional fees were the largest contributors to the cost savings of $(0.5) million, $(0.5) million, $(0.4) million, and $(0.4) million, respectively. Other less significant cost savings include a $(0.2) million right of use expense and $(0.1) million of brokerage fees. Operating expenses as a percentage of sales for the first half of 2023 were 18.3% compared to 19.3% for the first half of 2022. The decrease in operating expenses as a percentage of sales was primarily due to the decrease in operating expenses as described above, partially offset by lower sales for the first half of 2023 compared to the first half of 2022.

For the first half of 2023, net loss was $(9.2) million compared to $(2.9) million for the first half of 2022. Net loss attributable to common stockholders for the first half of 2023 was $(13.0) million or $(10.95) basic loss per share compared to a net loss of $(6.8) million or $(10.01) basic loss per share for the first half of 2022.

EBITDA for the first half of 2023 decreased 451.1% to a loss of $(7.7) million compared to $(1.4) million for the first half of 2022. Adjusted EBITDA, which excludes the impact of stock compensation and other non-recurring costs, for the first half of 2023 decreased by 738.0% to a loss of $(7.4) million compared to $(0.9) million for the first half of 2022. For the first half of 2023, Adjusted EBITDA loss as a percentage of sales was (25.6)% compared to (2.3)% for the first half of 2022.

About Harbor Custom Development, Inc.

Harbor Custom Development, Inc. is a real estate development company involved in all aspects of the land development cycle, including land acquisition, entitlements, construction of project infrastructure, home and apartment building, marketing, and sales of various residential projects in Western Washington’s Puget Sound region; Sacramento, California; Austin, Texas; and Punta Gorda, Florida. As a land developer and builder of apartment buildings and single-family luxury homes, Harbor Custom Development’s business strategy is to acquire and develop land strategically based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. Harbor focuses on acquiring land with scenic views or convenient access to freeways and public transportation to develop and sell residential lots, new home communities, and multi-story apartment properties within a 20- to 60-minute commute of the nation’s fastest-growing metro employment corridors. For more information on Harbor Custom Development, Inc., please visit www.harborcustomdev.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to, but are not limited to, expectations of future operating results and financial performance, including GAAP and non-GAAP guidance, and the calculation of certain key financial and operating metrics, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate, “predict,” “target,” “project,” “intend,” “potential,” “would,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology that concerns the Company’s expectations, strategy, priorities, plans, or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as guarantees of future performance or results and will not necessarily be accurate indications of the times at or by which such performance or results may be achieved, if at all. These forward-looking statements are subject to various risks and uncertainties, including without limitation, changes in the real estate industry such as continued increases in mortgage interest rates or recessionary pressures in the local or national economies where the Company operates which could dampen residential home purchases, as well as those risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events, or otherwise, except as required by law.

Use of Non-GAAP Financial Measures

This press release and the financial information contained herein include EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin, which are financial measures that have not been calculated in accordance with accounting principles generally accepted in the United States, (GAAP) and are therefore referred to as non-GAAP financial measures. The Company has provided definitions for these non-GAAP financial measures and tables in the schedules hereto to reconcile these non-GAAP financial measures to the comparable GAAP financial measures.

The Company believes that these non-GAAP financial measures provide valuable information regarding earnings and business trends by excluding specific items that the Company believes are not indicative of the ongoing operating results of its business, providing a useful way for investors to make a comparison of the Company’s performance over time and against other companies in the industry.

The Company has provided these non-GAAP financial measures as supplemental information to its GAAP financial measures and believes these non-GAAP measures provide investors with additional meaningful financial information regarding its operating performance and cash flows. The Company’s management and board of directors also use these non-GAAP measures as supplemental measures to evaluate its business and the performance of management, including the determination of performance-based compensation, to make operating and strategic decisions, and to allocate financial resources. The Company believes that these non-GAAP measures also provide meaningful information for investors and securities analysts to evaluate its historical and prospective financial performance. These non-GAAP measures should not be considered a substitute for or superior to GAAP results. Furthermore, the non-GAAP measures presented by the Company may not be comparable to similarly titled measures of other companies.

Investor Relations
IR@harborcustomdev.com
866-744-0974

HARBOR CUSTOM DEVELOPMENT, INC. AND SUBSIDIARIES
D/B/A HARBOR CUSTOM HOMES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Cash	$8,330,000	$9,665,300
Restricted Cash	597,600	597,600
Accounts Receivable, net	815,200	1,707,000
Notes Receivable, net	2,115,300	4,525,300
Prepaid Expense and Other Assets	2,064,600	5,318,100
Real Estate	212,072,600	205,478,200
Property and Equipment, net	1,764,600	2,289,500
Right of Use Assets	1,827,400	1,926,100
Deferred Tax Asset	7,311,700	4,659,300
TOTAL ASSETS	$236,899,000	$236,166,400

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Accounts Payable and Accrued Expenses	$8,139,900	$14,090,700
Dividends Payable	3,807,400	634,700
Contract Liabilities	378,300	497,400
Deferred Revenue	51,200	52,000
Note Payable - Insurance	73,200	378,500
Revolving Line of Credit Loan, net of Unamortized Debt Discount of $0 and $0.6 million respectively	18,359,700	24,359,700
Equipment Loans	—	2,057,100
Finance Leases	—	154,500
Construction Loans, net of Unamortized Debt Discount of $1.3 million and $1.9 million, respectively	131,825,600	107,483,700
Construction Loans - Related Party, net of Unamortized Debt Discount of $0 and $0.1 million, respectively	—	8,122,800
Right of Use Liabilities	2,656,400	2,779,400
TOTAL LIABILITIES	165,291,700	160,610,500

STOCKHOLDERS’ EQUITY
Preferred Stock, no par value per share, 10,000,000 shares authorized and 3,799,799 issued and outstanding at June 30, 2023 and December 31, 2022	62,912,100	62,912,100
Common Stock, no par value per share, 50,000,000 shares authorized and 1,802,295 issued and outstanding at June 30, 2023 and 718,835 issued and outstanding at December 31, 2022	39,711,000	35,704,700
Additional Paid In Capital	6,356,600	1,266,300
Retained Earnings (Accumulated Deficit)	(37,372,400)	(24,327,200)
TOTAL STOCKHOLDERS’ EQUITY	71,607,300	75,555,900

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$236,899,000	$236,166,400

HARBOR CUSTOM DEVELOPMENT, INC. AND SUBSIDIARIES
D/B/A HARBOR CUSTOM HOMES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022

Sales	$19,844,500	$10,286,400	$29,025,600	$38,867,400

Cost of Sales	22,764,200	12,218,300	33,989,600	34,744,700

Gross Profit (Loss)	(2,919,700)	(1,931,900)	(4,964,000)	4,122,700

Operating Expenses	2,378,500	3,654,100	5,313,900	7,493,400

Operating Loss	(5,298,200)	(5,586,000)	(10,277,900)	(3,370,700)

Other Income (Expense)
Interest Expense	(530,600)	(356,500)	(1,737,700)	(481,000)
Interest Income	29,300	159,900	102,100	214,900
Gain (Loss) on Sale of Equipment	25,800	(105,500)	(10,400)	(105,500)
Other Income	22,900	400	33,800	8,500
Total Other Expense	(452,600)	(301,700)	(1,612,200)	(363,100)

Loss Before Income Tax	(5,750,800)	(5,887,700)	(11,890,100)	(3,733,800)

Income Tax Benefit	(1,374,800)	(1,378,600)	(2,652,300)	(870,000)

Net Loss	$(4,376,000)	$(4,509,100)	$(9,237,800)	$(2,863,800)

Net Loss Attributable to Non-controlling interests	—	—	—	(500)
Preferred Dividends	(1,903,700)	(1,940,000)	(3,807,400)	(3,952,500)

Net Loss Attributable to Common Stockholders	$(6,279,700)	$(6,449,100)	$(13,045,200)	$(6,815,800)

Loss Per Share - Basic	$(3.79)	$(9.20)	$(10.95)	$(10.01)
Loss Per Share - Diluted	$(3.79)	$(9.20)	$(10.95)	$(10.01)

Weighted Average Common Shares Outstanding - Basic	1,657,709	701,215	1,191,752	680,740
Weighted Average Common Shares Outstanding - Diluted	1,657,709	701,215	1,191,752	680,740

HARBOR CUSTOM DEVELOPMENT, INC. AND SUBSIDIARIES
D/B/A HARBOR CUSTOM HOMES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	For the Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(9,237,800)	$(2,863,800)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	180,500	639,600
Amortization of right of use assets	98,700	371,400
Loss on sale of equipment	10,400	105,500
Provision for loss on contract	74,200	1,034,900
Impairment loss on real estate	6,289,000	—
Stock compensation	158,700	354,700
Amortization of revolver issuance costs	640,300	182,900
Net change in assets and liabilities:
Accounts receivable	891,800	(849,100)
Contract assets	—	799,800
Notes receivable	2,410,000	(8,874,400)
Prepaid expenses and other assets	3,382,000	598,100
Real estate	(11,271,800)	(31,424,100)
Deferred tax asset	(2,652,300)	(870,000)
Accounts payable and accrued expenses	(5,950,800)	5,047,300
Contract liabilities	(193,200)	—
Deferred revenue	(800)	17,400
Payments on right of use liability, net of incentives	(123,000)	191,400
NET CASH USED IN OPERATING ACTIVITIES	$(15,294,100)	$(35,538,400)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	$—	$(1,741,500)
Proceeds on the sale of equipment	254,300	195,800
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	$254,300	$(1,545,700)

CASH FLOWS FROM FINANCING ACTIVITIES
Construction loans	$49,563,200	$30,608,500
Payments on construction loans	(25,879,700)	(8,817,000)
Financing fees construction loans	(923,800)	(1,176,000)
Related party construction loans	—	7,458,400
Payments on related party construction loans	(8,177,300)	(7,836,800)
Financing fees related party construction loans	(75,000)	(10,100)
Revolving line of credit loan	—	20,288,900
Payments on revolving line of credit loan	(6,640,300)	—
Financing fees revolving line of credit loan	—	(1,097,700)
Payments on note payable - insurance	(333,900)	(773,300)
Payments on equipment loans	(2,057,100)	(1,133,000)
Payments on financing leases	(74,800)	(38,000)
Preferred dividends	(634,700)	(3,988,700)
Repurchase of common stock	—	(437,700)
Proceeds from common stock offering	602,600	—
Proceeds from pre-funded and common warrants offering	8,335,300	—
Proceeds from exercise of stock options	—	8,600
Proceeds from exercise of warrants	—	413,800
NET CASH PROVIDED BY FINANCING ACTIVITIES	$13,704,500	$33,469,900

NET DECREASE IN CASH AND RESTRICTED CASH	(1,335,300)	(3,614,200)

CASH AND RESTRICTED CASH AT BEGINNING OF PERIOD	10,262,900	26,226,800

CASH AND RESTRICTED CASH AT END OF PERIOD	$8,927,600	$22,612,600

HARBOR CUSTOM DEVELOPMENT, INC. AND SUBSIDIARIES
D/B/A HARBOR CUSTOM HOMES
RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022

Net Income (Loss)	$(4,376,000)	$(4,509,100)	$(9,237,800)	$(2,863,800)

Interest Expense - Cost of Sales	1,997,000	297,300	2,307,700	1,220,000
Interest Expense - Other	530,600	356,500	1,737,700	481,000
Depreciation	85,400	335,800	180,500	639,600
Amortization	2,400	2,400	4,900	3,300
Tax Expense (Benefit)	(1,374,800)	(1,378,600)	(2,652,300)	(870,000)
EBITDA	$(3,135,400)	$(4,895,700)	$(7,659,300)	$(1,389,900)

Stock compensation	75,400	112,300	158,700	354,700
Other non-recurring costs	79,100	—	84,100	150,200
Total Add backs	154,500	112,300	242,800	504,900
Adjusted EBITDA	$(2,980,900)	$(4,783,400)	$(7,416,500)	$(885,000)

EBITDA is defined as consolidated net income (loss) before interest, taxes, depreciation, and amortization.

Adjusted EBITDA is defined as consolidated net income (loss) before interest, taxes, depreciation, and amortization, equity-based compensation expense and other non-recurring costs, which are primarily related to restructuring costs and leadership transitions, that are deemed to be transitional in nature or not related to the Company’s core operations.

Adjusted EBITDA margin is Adjusted EBITDA as a percentage of sales.